Exhibit 10.1

WARRANT ISSUANCE AND EXCHANGE AGREEMENT

This WARRANT ISSUANCE AND EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of May 5, 2026, by and between Picard Medical, Inc., a Delaware corporation (the “Company”), HT Investments MA LLC (“Holder”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Holder are parties to that certain Securities Purchase Agreement, dated as of December 24, 2025, by and among the Company, the Holder and the other investors referred to therein, as amended from time to time (the “Securities Purchase Agreement”);

WHEREAS, pursuant to the Securities Purchase Agreement, on December 26, 2025, the Company issued to the Holder those certain Warrants to Purchase Common Stock (collectively, the “Existing Warrants”), exercisable for an aggregate of up to 7,009,346 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), at an exercise price of $2.675 per share; and

WHEREAS, the Company and the Holder desire to exchange the Existing Warrants for new Warrants to Purchase Common Stock (the “New Warrants” and, together with this Agreement, the “New Transaction Documents”) in the form attached hereto as Exhibit A, exercisable for an aggregate of up to 10,000,000 shares of Common Stock (the “New Warrant Shares”), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the parties hereto, intending to be bound legally hereby, covenant and agree as follows:

AGREEMENT

1. Exchange of Warrants

(a) Exchange. Subject to the terms and conditions of this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), at the Closing (as defined below), the Holder shall surrender and deliver to the Company the Existing Warrants, and in exchange therefor, the Company shall issue and deliver to the Holder the New Warrants, in the form attached hereto as Exhibit A, exercisable for an aggregate of up to 10,000,000 shares of Common Stock at an exercise price of $0.35 per share, which equals the exercise price of the Series A Common Warrants and Series B Common Warrants issued to be sold in the Company’s registered offering on Form S-1 (File No. 333-295333) on or about the date hereof, subject to adjustment as set forth in the New Warrants.

(b) Cancellation of Existing Warrants. Upon the issuance of the New Warrants to the Holder at the Closing, the Existing Warrants shall automatically be deemed cancelled and shall be of no further force or effect, and the Holder shall have no further rights thereunder.

(c) Closing. The closing of the exchange contemplated by this Agreement (the “Closing”) shall take place on the date hereof, or on such other date as the Company and the Holder may mutually agree in writing (the “Closing Date”).

(d) No Additional Consideration. The parties acknowledge and agree that no additional cash or other consideration, or any other consideration by such Holder that would not be consistent with the application of Section 3(a)(9) of the of the Securities Act to the issuance of the New Warrants, shall be paid by either party in connection with the exchange of the Existing Warrants for the New Warrants, and that the surrender and cancellation of the Existing Warrants constitutes adequate consideration for the issuance of the New Warrants.

(e) Holding Period. For the purposes of Rule 144 of the Securities Act, the Company acknowledges that the holding period of the New Warrants may be tacked by the Holder onto the holding period of the Existing Warrants, and the Company agrees not to take a position contrary to this Section 1(e).

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

(a) Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to issue the New Warrants and the New Warrant Shares.

(b) Authorization. The execution, delivery and performance by the Company of this Agreement and the issuance of the New Warrants have been duly authorized by all necessary corporate action on the part of the Company, and no further consent or authorization is required by the Company, its board of directors or its stockholders. When executed and delivered by the Company, the New Transaction Documents shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(c) Valid Issuance. The New Warrants, when issued and delivered in accordance with this Agreement, will be duly and validly issued. The New Warrant Shares, when issued and paid for in accordance with the terms of the New Warrants, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all liens, encumbrances and restrictions, other than restrictions on transfer under applicable securities laws and as set forth in the New Warrants.

(d) No Conflicts. The execution, delivery and performance of the New Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the issuance of the New Warrants do not and will not (i) conflict with or result in a breach of any provision of the Company’s certificate of incorporation or bylaws, (ii) violate any law, rule, regulation, order, judgment or decree applicable to the Company (including federal and state securities laws and regulations), (iii) result in a breach of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both), with respect to any material agreement to which the Company is a party, or (iv) result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company.

(e) Reservation of Shares. The Company has reserved a sufficient number of shares of Common Stock from its authorized and unissued shares to provide for the issuance in full of the New Warrant Shares upon exercise of the New Warrants, without regard to any limitations on the exercise of the New Warrants as set forth therein.

(f) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the New Transaction Documents, except as otherwise has been obtained, including, without limitation, all consents, approvals and authorization required from the principal Trading Market on which the Common Stock is listed or quoted.

3. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as follows:

(a) Organization and Authority. The Holder has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b) Ownership of Existing Warrants. The Holder is the legal and beneficial owner of the Existing Warrants, free and clear of any liens, claims, charges, security interests or other encumbrances. No portion of the Existing Warrants has been exercised prior to the date hereof.

(c) Accredited Investor. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

(d) Investment Intent. The Holder is acquiring the New Warrants and, upon any exercise thereof, will acquire the New Warrant Shares, for its own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

(e) No Conflicts. The execution, delivery and performance of this Agreement by the Holder will not (i) violate any law, rule, regulation, order, judgment or decree applicable to the Holder, or (ii) result in a breach of, or constitute a default under, any material agreement to which the Holder is a party.

4. Conditions to Closing.

(a) Conditions to the Holder’s Obligations. The obligations of the Holder to consummate the exchange at the Closing are subject to the satisfaction or waiver of the following conditions: (i) the representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects as of the Closing Date; (ii) the Company shall have delivered to the Holder the duly executed New Warrants; (iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any order, law or regulation that is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions, and (iv) the Company’s registered offering pursuant to the Registration Statement on Form S-1 (File No. 333-295333) shall have been consummated.

(b) Conditions to the Company’s Obligations. The obligations of the Company to consummate the exchange at the Closing are subject to the satisfaction or waiver of the following conditions: (i) the representations and warranties of the Holder contained in Section 3 shall be true and correct in all material respects as of the Closing Date; (ii) the Holder shall have delivered to the Company the Existing Warrants for cancellation; (iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any order, law or regulation that is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions and (iv) the Company’s registered offering pursuant to the Registration Statement on Form S-1 (File No. 333-295333) shall have been consummated.

5. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles that would result in the application of the laws of any other jurisdiction.

(b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(c) Entire Agreement. This Agreement, together with the New Warrants and the Transaction Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, warranties, commitments, offers, contracts and writings, written or oral, with respect to the subject matter hereof.

(d) Amendments and Waivers. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Company and the Holder.

(e) Notices. All notices, requests, demands, claims and other communications hereunder shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign this Agreement without the prior written consent of the other party.

(g) Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

(h) Further Assurances. Each party shall execute and deliver such additional documents, instruments and agreements and take such further actions as may be reasonably necessary to effectuate the transactions contemplated by this Agreement.

(i) Securities Purchase Agreement. Except as expressly modified by this Agreement, the Transaction Documents shall remain in full force and effect, and nothing in this Agreement shall be deemed to waive, amend, modify or release any rights or obligations of any party under the Transaction Documents. For the avoidance of doubt, the New Warrants shall constitute “Warrants” and “Transaction Documents” for all purposes under the Securities Purchase Agreement.

(j) Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby and other material non-public information delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents, and (b) file a Current Report on Form 8-K, including this Agreement as an exhibit thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Holder or any of its Affiliates on the other hand, shall terminate. The Company and the Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Holder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Holder, or without the prior consent of the Holder, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Holder, or include the name of the Holder in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Holder, except (a) as required by federal securities law in connection with the filing of final Agreement with the Commission, and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure permitted under this clause (b). As used herein, “Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

(k) Fees. On the Closing Date, the Company shall reimburse the Holder for all costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the New Transaction Documents (including, without limitation, any other reasonable fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the New Transaction Documents and due diligence and regulatory filings in connection therewith) provided, however, that the aggregate amount of such reimbursement shall not exceed $15,000 without the prior written consent of the Company. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC fees or broker’s commissions (other than for Persons engaged by the Holder) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and the Company shall hold the Holder harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the issuance of the New Warrants and New Warrant Shares to the Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

PICARD MEDICAL, INC.
a Delaware corporation

By:	/s/ Patrick NJ Schnegelsberg
Name:	Patrick NJ Schnegelsberg
Title:	Chief Executive Officer

HOLDER:

HT INVESTMENTS MA LLC

By:	/s/ Eric Helenek
Name:	Eric Helenek
Title:	Authorized Signatory

[Signature Page to Warrant Issuance and Exchange Agreement]

Exhibit A

Form of New Warrant

A-1